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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 15, 2004 (JUNE 30, 2004)

                         BEHRINGER HARVARD REIT I, INC.

             (Exact Name of Registrant as Specified in Its Charter)

           MARYLAND                      333-91532            68-0509956
(State or other jurisdiction of      (Commission File      (I.R.S. Employer
incorporation or organization)            Number)         Identification No.)


           1323 NORTH STEMMONS FREEWAY, SUITE 210, DALLAS, TEXAS 75207
                (Address of principal executive offices Zip Code)


                                 (866) 655-1605
              (Registrant's telephone number, including area code)

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ITEM 2.    ACQUISITION OF ASSETS

        As of June 30, 2004, Behringer Harvard REIT I, Inc., (the "Registrant") acquired an undivided 35.709251% tenant in common interest in St. Louis Place, a 20-story office building containing approximately 337,088 rentable square feet and located on approximately 0.68 acres of land in St. Louis, Missouri (the "Property"). The contract purchase price of St. Louis Place to Behringer Harvard Holdings, LLC as a sponsor-affiliate, exclusive of closing costs and initial escrows was $30,150,000. The Registrant used borrowings of $7,141,850 under a Loan Agreement (the "Loan Agreement") with Greenwich Capital Financial Products, Inc. (the "Lender") to pay a portion of it's share of such contract purchase price and paid the remaining amount from proceeds of the Registrant's offering of its common stock to the public. The Registrant's tenant in common interest is held by Behringer Harvard St. Louis Place H, LLC, an entity that is wholly owned by the Registrant's operating partnership, Behringer Harvard Operating Partnership I LP. The purchase price for the transaction was determined through negotiations between Trizec Holdings, Inc., an unrelated third party, (the "Seller"), and Behringer Advisors LP, the Registrant's advisor. In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the Registrant's interest in the Property, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from tenants from rent and expense reimbursements less the Property's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot, and occupancy. The Registrant's advisor believes that the Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        St. Louis Place, which was constructed in 1983, is approximately 86% leased to fifteen tenants, including major tenants such as Fleishman-Hillard, Inc., Trizec Properties, Inc., Moser & Marsalek, P.C., and Peckham Guyton Albers & Viets, Inc.

        Founded in 1946, Fleishman-Hillard, Inc. ("Fleishman-Hillard"), whose international headquarters is in St. Louis Place, offers strategic communications counsel to local, national, and international clients. Fleishman-Hillard is part of Omnicom Group Inc., a global marketing and corporate communications company. Fleishman-Hillard leases 142,366 square feet for a current monthly base rent of $189,821 under a lease that expires in 2014. Fleishman-Hillard has two five-year renewal options available.

        Trizec Properties, Inc. ("Trizec"), an affiliate of the Seller, is an owner and manager of commercial property in North America. Trizec is leasing 35,000 square feet with rights to sublet for a current monthly base rent of $48,125 under a lease that expires in 2009. Trizec has two one-year renewal options available. Trizec's affiliates will continue to perform on-site management and leasing of St. Louis Place through a subcontract with the property manager, HPT Management Services LP, an affiliate of the Registrant.

        Moser & Marsalek, P.C. is a St. Louis based law firm founded in 1925, with a practice consisting of Civil Trials and Appeals. Moser & Marsalek currently leases 21,889 square feet with a current monthly base rent of $26,449 under a lease that expires in 2015. During 2004, the lease space will expand to 25,446 square feet with monthly base rent increasing to $32,338 in July 2005. Moser & Marsalek has two five-year renewal options available.

        Peckham Guyton Albers & Viets, Inc., founded in 1965 with offices in Kansas City and St. Louis, designed St. Louis Place. It currently employs nearly 100 architects, planners, interior designers, exhibit designers, and administrative staff. This tenant leases 22,168 square feet of space for a current monthly base rent of $27,710 that expires in 2006, with no renewal options available.

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        The remaining tenant in common interests in the Property were acquired by various investors who purchased their interests in a private offering sponsored by the Registrant's affiliate, Behringer Harvard Holdings, LLC. Each tenant in common investor, including the Registrant, is a borrower under the Loan Agreement. The total borrowings of all tenant in common interest holders under the Loan Agreement was $20,000,000 (the "Loan"). The interest rate under the Loan is fixed at 6.078% per annum, with no prepayment until the earlier of
(i) 42 months or (ii) 2 years after securitization ("Lockout Period"). The loan may only be defeased after the Lockout Period and prior to month 81. The Loan has a seven year term.

        Under the Loan Agreement, each tenant in common interest holder's liability is joint and several based upon its pro rata ownership of the Property, except that subject to non-recourse provisions that provide that the Lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the Property, except as to a borrower and its guarantors, such Borrower's Recourse Liabilities (as defined below). Behringer Harvard Holdings, LLC and Robert M. Behringer are guarantors of the Registrant's interest in the Loan. Each borrower and its guarantors (the "Liable Parties") are liable for all losses incurred by the Lender attributable to the following:

1. Fraud or intentional misrepresentation by any borrower, or guarantor in connection with obtaining the Loan;

2. Physical waste of the Property or any portion thereof (other than acts committed by a third party non-affiliated property manager), or after an event of default the removal or disposal of any portion of the Property (other than acts committed by a third party non-affiliated property manager);

3. Proceeds paid by reason of any insured casualty or any award received in connection with a condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (other than acts committed by a third party non-affiliated property manager) (except to the extent that a borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

4. Rents of the Property received or collected by or on behalf of any borrower after an event of default and not applied to payment of principal and interest due under the note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (other than acts committed by a third party non-affiliated property manager) (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such borrower is legally prevented from directing the disbursement of such sums);

5. Misappropriation (including failure to turn over to Lender on demand following an event of default) of tenant security deposits and rents collected in advance, or of funds held by any Borrower for the benefit of another party (other than acts committed by a third party non-affiliated property manager);

6. Failure to pay taxes, provided borrowers shall not be liable (a) to the extent funds to pay such amounts are available in the tax and insurance subaccount and Lender failed to pay same or has elected not to pay the same or
(b) rents are insufficient to yield sufficient funds to pay such amounts;

7. Breach of any representation, warranty, covenant or indemnification in any loan document concerning environmental laws or hazardous substances;

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8.      Breach of the covenants in the Loan Agreement (other than a breach of covenants related to unsecured trade payables);

9. Act or omission by any borrower or guarantor of such borrower or any of their direct or indirect affiliates intended or reasonably likely to hinder, delay, impair or prevent Lender in or from enforcing any and all of its rights and remedies under or pursuant to the loan documents or at law or in equity (unless the same is brought in good faith and is determined in favor of such borrower or guarantor pursuant to a final, non-appealable judgment of a court of competent jurisdiction);

10. Termination of the Property and Asset Management Agreement or the removal of Behringer Harvard TIC Management Services, L.P. as property manager thereunder without Lender's consent (provided that only the borrower(s) that voted in favor of such termination or removal shall be liable for such losses); or

11. Failure by any borrower to consent to a modification of the terms of the Loan after a minimum of other borrowers representing a collective 66% tenancy in common interest in the Property (as such percentage shall be automatically increased by each percentage point by which the Behringer minimum tenant in common interest exceeds 5%) have approved the same.

        In the event that one or more Springing Recourse Events (as defined below) occur, Lender's agreement not to pursue personal liability of borrowers as set forth above becomes null and void and shall be of no further force and effect, and the debt shall be fully recourse to the applicable borrower or borrowers in an amount equal to the greater of (a) the Lender's losses or (b) an amount equal to the product of (1) the unpaid balance of the debt and (2) the applicable borrower's respective undivided tenant in common interest in the Property (expressed as a percentage). Springing Recourse Events are (i) an event of default, (ii) the occurrence of an insolvency action with respect to borrower(s), (iii) any involuntary bankruptcy proceeding brought by any borrower or its guarantor or any of such borrower's or its guarantor's affiliates against any other borrower; (iv) if subsequent to the commencement of any voluntary bankruptcy proceeding with respect to any borrower, any involuntary bankruptcy proceeding is brought by Lender against one or more borrowers and any borrower or such borrower's guarantor files any motion contesting the same; or (v) any borrower, such borrower's guarantor or any affiliate of such borrower brings or joins in any action or proceeding for the partition of the Property or any portion thereof or interest therein.

        In general, no sale, encumbrance or other transfer of interest in the Property, including the Registrant's tenant in common interest, is permitted without the Lender's prior written consent. The Registrant has the right prior to October 1, 2004 (the "TIC Transfer Outside Date"), to sell and transfer one or more undivided interests in the Property. Transfer of an interest in the Property, with an assumption of the Loan by the buyer, is subject to Lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee, all reasonable out-of pocket costs and expenses incurred by Lender and an assumption fee of 1% of the substitute tenant in common borrower's pro-rata share of the then unpaid principal.

        The tenants in common, including the Registrant, have also entered into both a Tenants in Common Agreement and a Property and Asset Management Agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of St. Louis Place, as determined by Behringer Harvard TIC Management Services LP, a Texas limited partnership which is a subsidiary of the Registrant's property manager (the "Property Manager"). Under the Tenants in Common Agreement if any tenant in common fails to pay any required cash contribution, any other tenant in common may pay such amount. The nonpaying tenant in common is required to reimburse the paying tenant(s) in common within 30 days, together with

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interest at 10% per annum (but not more than the maximum rate allowed by law).
Under the Property and Asset Management Agreement, the Property Manager may also withhold distributions to the nonpaying tenant in common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant in common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant in common or in the event a tenant in common causes a liability as a result of such tenant in common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the Property, including any future sale, exchange, lease, release of all or a portion of the Property, any loans or modifications of any loans secured by the Property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the Property require the approval of a majority of the tenants in common. If a tenant in common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard St. Louis Place H, LLC or its affiliates have the option to purchase such dissenting tenant in common's interest for fair market value.

        Each tenant in common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Property or any part thereof, provided that any transferee shall take such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement (to the extent the Property and Asset Management Agreement is then in effect); provided, further however, such party must first provide Behringer Harvard St. Louis Place H, LLC and its affiliates, including the Registrant, and second the other tenants in common, with the right to make an offer to purchase such selling party's interest.

        Under the Tenants in Common Agreement, all income, expenses, loss, liabilities and cash flow from the Property, and all cash proceeds from any sale, exchange or refinancing of the Property, and all liabilities of the Property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the Property.

        The tenants in common have no right to possession of the Property. However, any tenant in common may partition the Property subject to first offering to sell its undivided interest to Behringer Harvard St. Louis Place H, LLC, or its affiliates at fair market value (as defined in the Tenants in Common Agreement) and second, offering to sell its undivided interest to the other tenants in common at fair market value.

        The Tenants in Common Agreement provides Behringer Harvard St. Louis Place H, LLC or its affiliates with an option to purchase any defaulting tenant in common's undivided interest in the Property at fair market value. A defaulting tenant in common is any tenant in common who is in default under the Loan Agreement, the Property and Asset Management Agreement and/or the Tenants in Common Agreement. However, neither Behringer Harvard St. Louis Place H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant in common's interest.

        In addition, Behringer Harvard St. Louis Place H, LLC has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the Property by providing notice of its election to exercise this option to the tenants in common upon the earlier of (i) one year prior to the end of the Loan term, (ii) the announcement by the Registrant of its intention to liquidate its assets or (iii) the announcement by the Registrant of its intention to liquidate its investment portfolio or to list its

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equity securities on any national securities exchange or the NASDAQ stock market. In the Registrant's discretion, it may offer the tenants in common the option to exchange their interests for equity securities in the Registrant or its umbrella partnership (the "Exchange Securities") at their fair market value. In the event that the Registrant exercises the option and does not offer the tenants in common the option to exchange their interests for the Exchange Securities or a tenant in common elects not to exchange its interest for the Exchange Securities, the purchase price shall be paid in cash.

        The Property and Asset Management Agreement remains in effect until the earlier to occur of (i) the sale of the Property or any portion thereof, as to such portion of the Property sold only (other than any sale of an undivided interest held by a tenant in common to a party that will acquire such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement), or (ii) December 31, 2025; provided, however, the Property and Asset Management Agreement terminates on December 31, 2004 and each anniversary of such date unless all of the tenants in common consent to the continuation of the Property and Asset Management Agreement. In addition, the Property and Asset Management Agreement may be terminated by the Property Manager for any reason upon 60 days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

        The Property Manager has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Property. Among other things, the Property Manager has the authority to negotiate and enter into leases of the Property on behalf of the tenants in common (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from Property cash flow or reserves and to require additional cash contributions from the tenants in common.

        As compensation for its services, the Property Manager or its affiliates is entitled to certain reimbursements for its out-of-pocket costs and on-site personnel costs and the following compensation:

1. A Property Management Fee equal to 4.0% of the monthly gross revenues from the Property. Upon a sale of the Property, the Property Manager shall receive additional compensation equal to the previous month's Property Management Fee as compensation for work to be performed in connection with the sale or completion of managing matters relating to each tenant.

2. An annual Asset Management Fee of $100,000 for supervising the overall management and operation of the Property. The Asset Management Fee is pro rated for any partial year and shall be payable pro rata on a monthly basis on the first day of each month. The Property Manager may defer, in its sole discretion, all or any portion of such Asset Management Fee. Any such unpaid Asset Management Fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Property and Asset Management Agreement, (ii) the sale of the Property, or (iii) ten years from the accrual of any such unpaid Asset Management Fee. Upon termination of the Property and Asset Management Agreement or upon a sale of the property, the parties will prorate the Asset Management Fee on a daily basis to the effective date of such cancellation or termination.




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3.      A Leasing Commission equal to the following:


   New or
   Renewal            Lease                       Commission if                               Commission if
    Lease             Term                         Co-Brokered                               Not Co-Brokered
--------------   ----------------    ----------------------------------------    -----------------------------------------
     New            1 to 5 Years                7% of gross rent                            6.5% of gross rent

     New            Over 5 Years         7% of gross rent in years 1-5; plus       6.5% of gross rent in years 1-5; plus
                                        4.5% of gross rent in remaining years      4.5% of gross rent in remaining years

   Renewal                             2% of gross rent for renewal term; plus       2% of gross rent for renewal term
                                           commission charged by co-broker

   Expansions                           6% of gross rent for expansion space       6% of gross rent for expansion space

4. A Construction Management Fee equal to 5.0% of any amount (including related professional services) expended for construction, tenant improvement or repair projects with respect to the Property.

5. A Financing Fee equal to 1.0% of the principal amount of any loan obtained by or for the tenants in common; provided, however, no separate financing fee will be paid with respect to the Loan. Any financing fee will be payable to the Property Manager or its affiliate whether or not an outside loan broker is used.

6. In connection with any sale, exchange or other disposition of the Property, or any portion thereof (including an undivided interest of a single tenant in common), an amount equal to 2.5% of the sales price if the Property Manager or its affiliates participates in the sale, exchange or other disposition. If there is a broker fee paid to a third party broker in connection with a sale, exchange or other disposition of the property, the payment to the third party broker shall be paid out of the fee paid to the Property Manager.

        Notwithstanding the foregoing, no fees charged to the Registrant that would be charged to the Registrant by its advisor or by its general property manager, HPT Management Services LP, will exceed those which may be charged to the Registrant by the Property Manager for St. Louis Place.

        Behringer Harvard Holdings, LLC is the parent company of the Registrant's advisor, Behringer Advisors LP. As of June 30, 2004, Robert Behringer, the Registrant's President, Chief Executive Officer and Chairman of the Board, owned approximately 56% of the limited liability company interests of Behringer Harvard Holdings, LLC and all of its voting interests. In addition, Mr. Behringer is sole manager of Behringer Harvard Holdings, LLC.


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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before September 13, 2004, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

        (B) PRO FORMA FINANCIAL INFORMATION.

            See Paragraph (a) above.

        (C) EXHIBITS.

            None.







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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          BEHRINGER HARVARD REIT I, INC.




Dated:  July 15, 2004                     By: /s/ Gary S. Bresky
                                             -----------------------------------
                                                  Gary S. Bresky
                                                  Chief Financial Officer and
                                                  Treasurer







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